Gross Transaction Value (“GTV”) represents total proceeds from all items sold at the Company’s live on site auctions and online marketplaces. GTV is not a measure of financial performance, liquidity, or revenue, and is not presented in the Company’s consolidated financial statements.

The Company presents both GAAP and non-GAAP measures to provide investors with additional information. Providing these non-GAAP measures along with GAAP measures allows for increased comparability of our ongoing performance from period to period. Non-GAAP financial measures referred to in this news release are labeled as “non-GAAP measure” or designated as such with an asterisk (*). Please see page 9-11 for explanations of why the Company uses these non-GAAP measures and the reconciliation to the most comparable GAAP financial measures.

Exhibit 99.1 – News Release

Ritchie Bros. reports third quarter 2020 results

VANCOUVER, November 5, 2020– Ritchie Bros. Auctioneers Incorporated (NYSE & TSX: RBA, the “Company”, “Ritchie Bros.”, “we”, “us”, or “our”) reported the following results for the three months ended September 30, 2020:

(All figures are presented in U.S. dollars)

Net income attributable to stockholders increased 80% to $45.4 million, compared to $25.3 million in Q3 2019. Diluted earnings per share (“EPS”) attributable to stockholders increased 78% to $0.41 per share in Q3 2020 as compared to Q3 2019. Diluted adjusted EPS attributable to stockholders* which excludes $4.3 million of severance costs ($3.2 million net of tax), increased 91% to $0.44 per share at Q3 2020 as compared to Q3 2019.

“We saw a strong contribution to GTV growth across all geographic regions and channels and are pleased by the growth demonstrated in the third quarter. Ritchie Bros.’ omnichannel platform continues to drive best in class customer experiences and solid price performance. While 100% of transactions have moved online, we continue to leverage all the tools in our digital and technology tool box as well as our physical sites for care, custody and control,” said Ann Fandozzi, Chief Executive Officer of Ritchie Bros.

Fandozzi continued, “Our priorities have not changed, we continue to focus on the health and safety of our employees and customers and preserving our strong financial position to benefit our shareholders, customers and employees as the pandemic continues to unfold.”

Consolidated results:

●	Total revenue in Q3 2020 increased 14% to $331.5 million as compared to Q3 2019
o	Service revenue in Q3 2020 increased 25% to $222.7 million as compared to Q3 2019
o	Inventory sales revenue in Q3 2020 decreased 2% to $108.9 million as compared to Q3 2019
●	Total selling, general and administrative expenses (“SG&A”) in Q3 2020 increased 18% to $110.2 million as compared to Q3 2019
●	Operating income in Q3 2020 increased 68% to $67.4 million as compared to Q3 2019
●	Net income in Q3 2020 increased 80% to $45.5 million as compared to Q3 2019
●	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization* (“EBITDA”) (non-GAAP measure) in Q3 2020 increased 55% to $91.9 million as compared to Q3 2019
●	Cash provided by operating activities was $265.6 million for the first nine months of 2020
●	Cash on hand at Q3 2020 was $590.3 million, of which $470.3 million was unrestricted

Auctions & Marketplaces segment results:

●	GTV[1] in Q3 2020 increased 22% to $1.3 billion as compared to Q3 2019
●	A&M total revenue in Q3 2020 increased 14% to $297.8 million as compared to Q3 2019
o	Service revenue in Q3 2020 increased 26% to $188.9 million as compared to Q3 2019
o	Inventory sales revenue in Q3 2020 decreased 2% to $108.9 million as compared to Q3 2019

Other Services segment results:

●	Other Services total revenue in Q3 2020 increased 18% to $33.7 million as compared to Q3 2019
●	RBFS revenue in Q3 2020 increased 19% to $7.3 million as compared to Q3 2019

1 Gross Transaction Value (“GTV”) represents total proceeds from all items sold at the Company’s live on site auctions and online marketplaces. GTV is not a measure of financial performance, liquidity, or revenue, and is not presented in the Company’s consolidated financial statements.

The Company presents both GAAP and non-GAAP measures to provide investors with additional information. Providing these non-GAAP measures along with GAAP measures allows for increased comparability of our ongoing performance from period to period. Non-GAAP financial measures referred to in this news release are labeled as “non-GAAP measure” or designated as such with an asterisk (*). Please see page 9-11 for explanations of why the Company uses these non-GAAP measures and the reconciliation to the most comparable GAAP financial measures.

Ritchie Bros.	1

Other Company developments:

●	In Q3 2020, our Board of Directors authorized a share repurchase program for the repurchase of up to $100 million of our common shares over the next 12 months, which was approved by the Toronto Stock Exchange
●	On August 10, 2020, the Company announced the appointment of Kevin Geisner as Chief Strategy Officer
●	On August 14, 2020, the Company amended and extended its credit facilities totaling US$630.0 million with a syndicate of lenders
●	On October 28, 2020, the Company entered into a definitive agreement to acquire Rouse Services, a privately held company that provides data intelligence and performance benchmarking for approximately $275 million. Completion of the acquisition is subject to customary closing conditions, including, among other conditions, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Financial Overview

(Unaudited)

(in U.S. $000's, except EPS and percentages)	Three months ended September 30,				Nine months ended September 30,
			% Change				% Change
	2020	2019	2020 over 2019		2020	2019	2020 over 2019
Service revenue:
Commissions	$112,762	$90,928	24%		$331,711	$317,674	4%
Fees	109,917	87,649	25%		308,230	267,881	15%
Total service revenue	222,679	178,577	25%		639,941	585,555	9%
Inventory sales revenue	108,863	111,219	(2)%		353,906	400,892	(12)%
Total revenue	331,542	289,796	14%		993,847	986,447	1%
Service revenue as a % of total revenue	67.2%	61.6%	560	bps	64.4%	59.4%	500	bps
Inventory sales revenue as a % of total revenue	32.8%	38.4%	(560)	bps	35.6%	40.6%	(500)	bps
Costs of services	39,223	36,382	8%		118,026	122,719	(4)%
Cost of inventory sold	96,253	102,410	(6)%		320,972	372,703	(14)%
Selling, general and administrative expenses	110,186	93,691	18%		309,203	286,589	8%
Operating expenses	264,158	249,636	6%		803,581	834,729	(4)%
Cost of inventory sold as a % of operating expenses	36.4%	41.0%	(460)	bps	39.9%	44.6%	(470)	bps
Operating income	67,384	40,160	68%		190,266	151,718	25%
Operating income margin	20.3%	13.9%	640	bps	19.1%	15.4%	370	bps
Net income attributable to stockholders	45,387	25,266	80%		121,239	97,466	24%
Diluted EPS attributable to stockholders	$0.41	$0.23	78%		$1.10	$0.89	24%
Diluted adjusted EPS attributable to stockholders*	0.44	0.23	91%		1.19	0.89	34%
Effective tax rate	25.3%	21.1%	420	bps	28.6%	22.8%	580	bps
Total GTV	1,321,379	1,084,241	22%		3,962,386	3,756,679	5%
Service GTV	1,212,516	973,022	25%		3,608,480	3,355,787	8%
Service GTV as a % of total GTV - Mix	91.8%	89.7%	210	bps	91.1%	89.3%	180	bps
Service revenue as a % of total GTV- Rate	16.9%	16.5%	40	bps	16.2%	15.6%	60	bps
Inventory GTV	108,863	111,219	(2)%		353,906	400,892	(12)%
Inventory sales revenue as a % of total GTV- Mix	8.2%	10.3%	(210)	bps	8.9%	10.7%	(180)	bps

Ritchie Bros.	2

Segment Overview

(in U.S $000's)	Three months ended September 30, 2020			Nine months ended September 30, 2020
	A&M	Other	Consolidated	A&M	Other	Consolidated
Service revenue	$188,949	33,730	$222,679	$543,340	96,601	$639,941
Inventory sales revenue	108,863	—	108,863	353,906	—	353,906
Total revenue	297,812	33,730	331,542	897,246	96,601	993,847
Ancillary and logistical service expenses	—	16,550	16,550	—	45,368	45,368
Other costs of services	21,733	940	22,673	69,018	3,640	72,658
Cost of inventory sold	96,253	—	96,253	320,972	—	320,972
SG&A expenses	103,933	6,253	110,186	290,077	19,126	309,203
Segment profit	$75,893	9,987	$85,880	$217,179	28,467	$245,646
Total GTV	1,321,379	N/A	N/A	3,962,386	N/A	N/A
A&M service revenue as a % of total GTV- Rate	14.3%	N/A	N/A	13.7%	N/A	N/A

(in U.S $000's)	Three months ended September 30, 2019			Nine months ended September 30, 2019
	A&M	Other	Consolidated	A&M	Other	Consolidated
Service revenue	$150,093	$28,484	$178,577	$494,580	$90,975	$585,555
Inventory sales revenue	111,219	—	111,219	400,892	—	400,892
Total revenue	261,312	28,484	289,796	895,472	90,975	986,447
Ancillary and logistical service expenses	—	13,285	13,285	—	43,516	43,516
Other costs of services	21,431	1,666	23,097	74,799	4,404	79,203
Cost of inventory sold	102,410	—	102,410	372,703	—	372,703
SG&A expenses	88,138	5,553	93,691	268,786	17,803	286,589
Segment profit	$49,333	$7,980	$57,313	179,184	25,252	204,436
Total GTV	1,084,241	N/A	N/A	3,756,679	N/A	N/A
A&M service revenue as a % of total GTV- Rate	13.8%	N/A	N/A	13.2%	N/A	N/A

Q3 2020 Consolidated Performance Overview

In response to COVID-19 pandemic, beginning in March 2020, the Company transitioned all our traditional live on site auctions to online bidding utilizing our existing online bidding technology and simultaneously ceased all public attendance at our live action theaters. Our core online auction channels (IronPlanet.com, GovPlanet.com, Marketplace-E) continued to operate as usual.

GTV increased 22% to $1.3 billion in Q3 2020 with total GTV increasing across all our regions. The increase was primarily in the US due to strong execution of the strategic accounts and regional sales teams driving year-over-year positive growth at both our live and online auctions. The International sales team also delivered higher GTV results as earlier lockdown measures lifted and border restrictions eased in Europe, as well as a higher level of private treaty deals in Australia. Total GTV increased in Canada mainly due to positive year-over-year live auction performance, and auction calendar shifts.

Total revenue increased 14% to $331.5 million in Q3 2020.

Service revenue increased 25% with commissions revenue increasing 24% and fees revenue increasing 25%. Fees revenue was up 25% driven by higher fees from total GTV which was up 22%. We also had positive performance in Ancillary as we earned more fees from refurbishing and transporting sellers’ equipment driven by greater GTV activity in the US. Fees also grew due to RBFS as well as higher buyer fees on more favorable mix. Commissions revenue increased 24%, primarily in line with the increase in Service GTV.

Ritchie Bros.	3

Inventory sales revenue decreased 2% representing lower inventory sales volume. The lower sales volume was offset by strong year-over-year improvement in the inventory sales margin rate performance in the US and Canada. The decrease in the inventory volume was attributable to lower government surplus contracts in the US due to COVID-19 related government shutdowns and the shift of the Canadian Grand Prairie auction to Q4 2020. Partially offsetting these decreases was positive volume growth in International as border restrictions eased in Europe during Q3 2020 together with large private treaty deals in Australia.

Costs of services increased 8% to $39.2 million primarily driven by the 25% increase in Service GTV, offset by significant cost reductions in employee compensation, and travel, advertising and promotion as a result of our response to the COVID-19 pandemic. Our response included transitioning our live on site auctions to online bidding, utilizing TAL solutions for selected International and on-the-farm agricultural events, and implementing travel restrictions. We also incurred higher ancillary and logistical service expenses, in line with the increase in ancillary fees earned from refurbishing and transporting sellers’ equipment driven by higher GTV volume in the US.

Cost of inventory decreased 6% to $96.3 million, primarily in line with lower activity in inventory sales revenue. Cost of inventory sold decreased at a higher rate than the decrease of inventory sales revenue, indicating an increase in the revenue margin. The margin improved due to rate improvement in US and Canada.

Selling, general and administrative (“SG&A”) expenses increased 18% to $110.2 million primarily due to $8.8 million higher short-term and long-term incentive expenses driven by strong performance, higher headcount to support our growth initiatives, and a one-time $4.3 million severance costs related to the realignment of leadership to support the new global operations organization, in line with strategic growth priorities led by the new CEO. These increases were partially offset by lower SG&A expenses related to lower travel, advertising, and promotion costs as we implemented travel restrictions.

Foreign exchange had a favourable impact on total revenue and an unfavourable impact on expenses. These impacts were primarily due to the fluctuations in the Euro and Australian dollar exchange rates relative to the U.S. dollar.

Net income attributable to stockholders increased 80% to $45.4 million, primarily related to the higher operating income, lower interest expense, and partially offset by the increase in the effective tax rate.

Primarily for the same reasons noted above, diluted EPS attributable to stockholders increased 78% to $0.41 per share for Q3 2020 from $0.23 per share in Q3 2019. Diluted adjusted EPS attributable to stockholders* increased 91% to $0.44 per share in Q3 2020, after excluding $4.3 million of severance costs ($3.2 million net of tax).

Dividend Information

Quarterly dividend

On November 4, 2020, the Company declared a quarterly cash dividend of $0.22 per common share payable on December 16, 2020 to shareholders of record on November 25, 2020.

Q3 2020 Earnings Conference Call

Ritchie Bros. is hosting a conference call to discuss its financial results for the quarter ended September 30, 2020 at 8am Pacific time / 11 am Eastern time / 3pm GMT on November 6, 2020. The replay of the webcast will be available through December 6, 2020.

Conference call and webcast details are available at the following link:

https://investor.ritchiebros.com

Ritchie Bros.	4

About Ritchie Bros.

Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is a global asset management and disposition company, offering customers end-to-end solutions for buying and selling used heavy equipment, trucks and other assets. Operating in a number of sectors, including construction, transportation, agriculture, energy, oil and gas, mining, and forestry, the company’s selling channels include: Ritchie Bros. Auctioneers, the world’s largest industrial auctioneer offers live auction events with online bidding; IronPlanet, an online marketplace with featured weekly auctions and providing the exclusive IronClad Assurance® equipment condition certification; Marketplace-E, a controlled marketplace offering multiple price and timing options; Mascus, a leading European online equipment listing service; and Ritchie Bros. Private Treaty, offering privately negotiated sales. The company’s suite of multichannel sales solutions also includes RB Asset Solutions, a complete end-to-end asset management and disposition system. Ritchie Bros. also offers sector-specific solutions including GovPlanet, TruckPlanet, and Kruse Energy Auctioneers, plus equipment financing and leasing through Ritchie Bros. Financial Services. For more information about Ritchie Bros., visit RitchieBros.com.

Forward-looking Statements

This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, “forward-looking statements”), including, in particular, statements regarding future financial and operational results, including future auctions and estimated GTV thereof, growth prospects and payment of dividends, and the ability of the Company to satisfy the Rouse acquisition agreement conditions and consummate the transaction. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect”, “plan”, “anticipate”, “project”, “target”, “potential”, “schedule”, “forecast”, “budget”, “estimate”, “intend”, or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will”, “would”, “may”, “could”, “should”, or “might” occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond the Company’s control, including the duration and impact of the COVID-19 pandemic on the Company’s operations, the operations of customers, and general economic conditions; the numerous factors that influence the supply of and demand for used equipment; economic and other conditions in local, regional and global sectors; the Company’s ability to successfully integrate IronPlanet, and to receive the anticipated benefits of the IronPlanet acquisition; and the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s Form 10-Q for the quarter ended September 30, 2020, which are available on the SEC, SEDAR, and Company websites. The foregoing list is not exhaustive of the factors that may affect the Company’s forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward looking statements are made as of the date of this news release and the Company does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward looking statements.

Ritchie Bros.	5

GTV and Selected Condensed Consolidated Financial Information

GTV and Condensed Consolidated Income Statements – Third Quarter

(Expressed in thousands of United States dollars, except share, per share amounts and percentages)

(Unaudited)

(in U.S. $000's, except EPS)	Three months ended September 30,			Nine months ended September 30,
			% Change			% Change
	2020	2019	2020 over 2019	2020	2019	2020 over 2019
GTV	$1,321,379	$1,084,241	22%	$3,962,386	$3,756,679	5%
Revenues:
Service revenues	$222,679	$178,577	25%	$639,941	$585,555	9%
Inventory sales revenue	108,863	111,219	(2)%	353,906	400,892	(12)%
Total revenues	331,542	289,796	14%	993,847	986,447	1%
Operating expenses:
Costs of services	39,223	36,382	8%	118,026	122,719	(4)%
Cost of inventory sold	96,253	102,410	(6)%	320,972	372,703	(14)%
Selling, general and administration expenses	110,186	93,691	18%	309,203	286,589	8%
Acquisition-related costs	—	45	(100)%	—	752	(100)%
Depreciation and amortization expenses	18,436	17,692	4%	55,586	51,919	7%
Gain on disposition of property, plant and equipment	(276)	(821)	(66)%	(1,536)	(1,071)	43%
Foreign exchange loss	336	237	42%	1,330	1,118	19%
Total operating expenses	264,158	249,636	6%	803,581	834,729	(4)%
Operating income	67,384	40,160	68%	190,266	151,718	25%
Interest expense	(8,737)	(10,090)	(13)%	(26,801)	(31,023)	(14)%
Other income, net	2,280	1,962	16%	6,714	5,680	18%
Income before income taxes	60,927	32,032	90%	170,179	126,375	35%
Income tax expense	15,437	6,760	128%	48,741	28,800	69%
Net income	$45,490	$25,272	80%	$121,438	$97,575	24%
Net income attributable to:
Stockholders	$45,387	$25,266	80%	121,239	$97,466	24%
Non-controlling interests	103	6	1,617%	199	109	83%
	$45,490	$25,272	80%	121,438	$97,575	24%
Earnings per share attributable to stockholders:
Basic	$0.42	$0.23	83%	1.11	$0.90	23%
Diluted	$0.41	$0.23	78%	1.10	$0.89	24%
Weighted average number of share outstanding:
Basic	109,018,469	108,003,390	1%	108,887,026	108,453,525	0%
Diluted	110,369,718	109,381,173	1%	110,060,712	109,634,195	0%

Ritchie Bros.	6

Condensed Consolidated Balance Sheets

(Expressed in thousands of United States dollars, except share data)

(Unaudited)

	September 30, 2020	December 31, 2019

Assets
Cash and cash equivalents	$470,285	$359,671
Restricted cash	120,014	60,585
Trade and other receivables	333,110	142,627
Less: allowance for credit losses	(4,635)	(5,225)
Inventory	62,101	64,956
Other current assets	26,279	50,160
Income taxes receivable	5,619	6,810
Total current assets	1,012,773	679,584

Property, plant and equipment	481,047	484,482
Other non-current assets	134,973	145,679
Intangible assets	220,791	233,380
Goodwill	672,746	672,310
Deferred tax assets	15,659	13,995
Total assets	$2,537,989	$2,229,430

Liabilities and Equity
Auction proceeds payable	$496,936	$276,188
Trade and other payables	215,110	194,279
Income taxes payable	11,241	7,809
Short-term debt	20,285	4,705
Current portion of long-term debt	9,926	18,277
Total current liabilities	753,498	501,258

Long-term debt	622,635	627,204
Other non-current liabilities	144,677	151,238
Deferred tax liabilities	52,312	42,743
Total liabilities	1,573,122	1,322,443

Commitments and Contingencies
Stockholders' equity:
Share capital:
Common stock; no par value, unlimited shares
authorized, issued and outstanding shares:
108,630,537 (December 31, 2019: 109,337,781)	195,727	194,771
Additional paid-in capital	48,253	52,110
Retained earnings	767,188	714,051
Accumulated other comprehensive loss	(51,684)	(59,099)
Stockholders' equity	959,484	901,833
Non-controlling interest	5,383	5,154
Total stockholders' equity	964,867	906,987
Total liabilities and equity	$2,537,989	$2,229,430

Ritchie Bros.	7

Condensed Consolidated Statements of Cash Flows

(Expressed in thousands of United States dollars)

(Unaudited)

Nine months ended September 30,	2020	2019
Cash provided by (used in):
Operating activities:
Net income	$121,438	$97,575
Adjustments for items not affecting cash:
Depreciation and amortization expenses	55,586	51,919
Stock option compensation expense	4,401	4,852
Equity-classified share unit expense	9,155	8,754
Deferred income tax expense	8,250	(4,760)
Unrealized foreign exchange (gain) loss	2,049	(129)
Gain on disposition of property, plant and equipment	(1,536)	(1,071)
Amortization of debt issuance costs	2,375	2,701
Amortization of right-of-use assets	9,194	—
Gain on contingent consideration from equity investment	(1,700)	—
Other, net	2,427	9,892
Net changes in operating assets and liabilities	53,912	139,372
Net cash provided by operating activities	265,551	309,105
Investing activities:
Property, plant and equipment additions	(9,865)	(6,915)
Intangible asset additions	(19,886)	(18,377)
Proceeds on disposition of property, plant and equipment	16,277	5,610
Distribution from equity investment	4,212	—
Proceeds on contingent consideration from equity investment	1,700	—
Other, net	(2,630)	(1,000)
Net cash used in investing activities	(10,192)	(20,682)
Financing activities:
Share repurchase	(53,170)	(42,012)
Dividends paid to stockholders	(67,639)	(60,791)
Issuances of share capital	40,194	12,440
Payment of withholding taxes on issuance of shares	(3,870)	(5,260)
Proceeds from short-term debt	35,799	10,519
Repayment of short-term debt	(22,357)	(24,979)
Repayment of long-term debt	(11,134)	(29,022)
Debt issue costs	(2,038)	—
Repayment of finance lease obligations	(6,927)	(4,848)
Net cash used in financing activities	(91,142)	(143,953)
Effect of changes in foreign currency rates on cash, cash equivalents, and restricted cash	5,826	1,350
Increase	170,043	145,820
Beginning of period	420,256	305,567
Cash, cash equivalents, and restricted cash, end of period	$590,299	$451,387

Ritchie Bros.	8

Selected Data

(Unaudited)

Industrial live on site auction metrics

	Three months ended September 30,			Nine months ended September 30,
			% Change			% Change
	2020	2019	2020 over 2019	2020	2019	2020 over 2019
Number of auctions	42	46	(9)%	123	140	(12)%
Bidder registrations	231,500	165,500	40%	677,100	508,750	33%
Consignors	15,100	14,000	8%	40,450	43,000	(6)%
Buyers	40,000	34,800	15%	114,250	109,050	5%
Lots	115,350	98,400	17%	312,450	305,150	2%

Non-GAAP Measures

This news release references to non-GAAP measures. Non-GAAP measures do not have a standardized meaning and are, therefore, unlikely to be comparable to similar measures presented by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles.

Adjusted Net Income Attributable to Stockholders* and Diluted Adjusted EPS Attributable to Stockholders* Reconciliation
The Company believes that adjusted net income attributable to stockholders* provides useful information about the growth or decline of the net income attributable to stockholders for the relevant financial period and eliminates the financial impact of adjusting items the Company does not consider to be part of the normal operating results. Diluted Adjusted EPS attributable to stockholders* eliminates the financial impact of adjusting items which are after-tax effects of significant non-recurring items that the Company does not consider to be part of the normal operating results, such as acquisition-related costs, management reorganization costs, and certain other items, which the Company refers to as ‘adjusting items’.

The following table reconciles adjusted net income attributable to stockholders* and diluted adjusted EPS attributable to stockholders* to net income attributable to stockholders and diluted EPS attributable to stockholders, which are the most directly comparable GAAP measures in the consolidated income statements.

(in U.S. $000's, except share and per share data, and percentages)	Three months ended September 30,			Nine months ended September 30,
			% Change			% Change
	2020	2019	2020 over 2019	2020	2019	2020 over 2019
Net income attributable to stockholders	$45,387	$25,266	80%	$121,239	$97,466	24%
Pre-tax adjusting items:
Severance	4,283	—	100%	4,283	—	100%
Current income tax effect of adjusting items:
Severance	(1,065)	—	(100)%	(1,065)	—	(100)%
Current income tax adjusting item:
Change in uncertain tax provision	—	—	—%	766	—	100%
Deferred tax adjusting item:
Change in uncertain tax provision	—	—	—%	5,462	—	100%
Adjusted net income attributable to stockholders*	$48,605	$25,266	92%	$130,685	$97,466	34%
Weighted average number of dilutive shares outstanding	110,369,718	109,381,173	1%	110,060,712	109,634,195	0%
Diluted earnings per share attributable to stockholders	$0.41	$0.23	78%	$1.10	$0.89	24%
Diluted adjusted EPS attributable to Stockholders*	$0.44	$0.23	91%	$1.19	$0.89	34%

(1) Please refer to page 11 for a summary of adjusting items for the three and nine months ended September 30, 2020 and September 30, 2019.

(2) Adjusted net income attributable to stockholders* represents net income attributable to stockholders excluding the effects of adjusting items.

(3) Diluted adjusted EPS attributable to stockholders* is calculated by dividing adjusted net income attributable to stockholders*, net of the effect of dilutive securities, by the weighted average number of dilutive shares outstanding.

Ritchie Bros.	9

Adjusted EBITDA*

The Company believes that adjusted EBITDA* provides useful information about the growth or decline of our net income when compared between different financial periods.

The following table reconciles adjusted EBITDA* to net income, which is the most directly comparable GAAP measures in, or calculated from, our consolidated income statements:

(in U.S. $000's, except percentages)	Three months ended September 30,			Nine months ended September 30,
			% Change			% Change
	2020	2019	2020 over 2019	2020	2019	2020 over 2019
Net income	$45,490	$25,272	80%	$121,438	$97,575	24%
Add: depreciation and amortization expenses	18,436	17,692	4%	55,586	51,919	7%
Add: interest expense	8,737	10,090	(13)%	26,801	31,023	(14)%
Less: interest income	(510)	(517)	(1)%	(1,775)	(2,435)	(27)%
Add: income tax expense	15,437	6,760	128%	48,741	28,800	69%
Pre-tax adjusting items:
Severance	4,283	—	100%	4,283	—	100%
Adjusted EBITDA*	$91,873	$59,297	55%	$255,074	$206,882	23%

(1)	Please refer to page 11 for a summary of adjusting items during the three and nine months ended September 30, 2020 and September 30, 2019.
(2)	Adjusted EBITDA* is calculated by adding back depreciation and amortization expenses, interest expense, and income tax expense, and subtracting interest income from net income excluding the pre-tax effects of adjusting items.

Adjusted Net Debt* and Adjusted Net Debt/Adjusted EBITDA* Reconciliation
The Company believes that comparing adjusted net debt/adjusted EBITDA* on a trailing 12-month basis for different financial periods provides useful information about the performance of the Company’s operations as an indicator of the amount of time it would take the Company to settle both the short and long-term debt. The Company does not consider this to be a measure of liquidity, which is the ability to settle only short-term obligations, but rather a measure of how well the Company funds liquidity.

The following table reconciles adjusted net debt* to debt, adjusted EBITDA* to net income, and adjusted net debt*/adjusted EBITDA* to debt/ net income, respectively, which are the most directly comparable GAAP measures in, or calculated from, our consolidated financial statements.

(in U.S. $millions, except percentages)	As at and for the 12 months ended September 30,
					% Change
	2020		2019		2020 over 2019
Short-term debt	$20.3		$5.8		250%
Long-term debt	632.6		689.3		(8)%
Debt	652.9		695.1		(6)%
Less: Cash and cash equivalents	(470.3)		(309.6)		52%
Adjusted net debt*	182.6		385.5		(53)%
Net income	$173.0		$133.0		30%
Add: depreciation and amortization expenses	74.2		69.1		7%
Add: interest expense	37.1		42.8		(13)%
Less: interest income	(3.1)		(3.3)		(6)%
Add: income tax expense	61.6		40.7		51%
Pre-tax adjusting items:
Share-based payment expense recovery	(4.1)		—		(100)%
Severance	4.3		—		100%
Adjusted EBITDA*	$343.0		$282.3		22%
Debt/net income	3.8	x	5.2	x	(27)%
Adjusted net debt*/adjusted EBITDA*	0.5	x	1.4	x	(64)%

(1)   Please refer to page 11 for a summary of adjusting items for the trailing 12-months ended September 30, 2020 and September 30, 2019.

(2)   Adjusted EBITDA* is calculated by adding back depreciation and amortization expenses, interest expense, and income tax expense, and subtracting interest income from net income excluding the pre-tax effects of adjusting items.

(3)   Adjusted net debt* is calculated by subtracting cash and cash equivalents from short and long-term debt.

(4)   Adjusted net debt*/adjusted EBITDA* is calculated by dividing adjusted net debt* by adjusted EBITDA*.

Ritchie Bros.	10

Operating Free Cash Flow* (“OFCF”) Reconciliation

The Company believes OFCF*, when compared on a trailing 12-month basis to different financial periods provides an effective measure of the cash generated by the business and provides useful information regarding cash flows remaining for discretionary return to stockholders, mergers and acquisitions, or debt reduction. The balance sheet scorecard includes OFCF* as a performance metric. OFCF* is also an element of the performance criteria for certain annual short-term and long-term incentive awards.

The following table reconciles OFCF* to cash provided by operating activities, which is the most directly comparable GAAP measure in, or calculated from, the consolidated statements of cash flows:

(in U.S. $millions, except percentages)	12 months ended September 30,
			% Change
	2020	2019	2020 over 2019
Cash provided by operating activities	$289.2	$356.2	(19)%
Property, plant and equipment additions	16.5	10.4	59%
Intangible asset additions	28.9	25.1	15%
Proceeds on disposition of property plant and equipment	(16.6)	(13.7)	21%
Net capital spending	$28.8	$21.8	32%
OFCF*	$260.4	$334.4	(22)%

(1)   OFCF* is calculated by subtracting net capital spending from cash provided by operating activities.

Adjusting items during the trailing 12-months ended September 30, 2020 were:

Recognized in the third quarter of 2020

●	$4.3 million ($3.2 million after tax, or $0.03 per diluted share) of severance costs related to the realignment of leadership to support the new global operations organization, in line with strategic growth priorities led by the new CEO.

Recognized in the second quarter of 2020

●	$6.2 million ($0.06 per diluted share) in current and deferred income tax expense related to an unfavourable adjustment to reflect final regulations published regarding hybrid financing arrangements.

Recognized in the first quarter of 2020

●	There were no adjustment items recognized in the first quarter of 2020.

Recognized in the fourth quarter of 2019

●	$4.1 million ($3.4 million after tax, or $0.03 per diluted share) in share-based payment expense recovery related to the departure of our former CEO.

Adjusting items during the trailing 12-months ended September 30, 2019 were:

Recognized in the third quarter of 2019

●	There were no adjustment items recognized in the third quarter of 2019.

Recognized in the second quarter of 2019

●	There were no adjustment items recognized in the second quarter of 2019.

Recognized in the first quarter of 2019

●	There were no adjustment items recognized in the first quarter of 2019.

Recognized in the fourth quarter of 2018

●	There were no adjustment items recognized in the fourth quarter of 2018.

For further information, please contact:

Sameer Rathod | Vice President, Investor Relations and Market Intelligence

Phone: 1.510.381.7584 | Email: srathod@ritchiebros.com

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